UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
January 20, 2021
Date of Report (Date of earliest event reported)
 Planet Fitness, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Liberty Lane West
Hampton, NH 03842
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (603) 750-0001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 20, 2021, Planet Fitness, Inc. (the “Company”) announced that its board of directors (the "Board") increased its size from six to eight and appointed Bernard Acoca and Christopher Tanco to fill the vacancies, effective January 20, 2021. Having considered their respective qualifications and the independence standards of the Securities and Exchange Commission and the New York Stock Exchange, the Board affirmatively determined that each Mr. Acoca and Mr. Tanco is independent and well qualified to serve on the Board.

Mr. Acoca has served as the Chief Executive Officer and President for El Pollo Loco, the nation’s largest restaurant brand specializing in fire-grilled chicken, since March 2018. Before joining El Pollo Loco, Mr. Acoca spent seven years at Starbucks Corporation in various capacities as a member of its executive team. Most recently, Mr. Acoca served as President of Teavana, Starbucks’ global tea brand from September 2015 to February 2018. In this role he was responsible for the overall strategy and operations of more than 375 Teavana specialty retail stores in North America, as well as its e-commerce business. Prior to that, he served as Vice President, Marketing and Promotions, Americas from 2010 to 2012 and as Senior Vice President, Marketing and Category, Americas from 2012 to 2014. From 2014 to 2015, Mr. Acoca served as Chief Marketing Officer for the Americas of L’Oréal S.A. Prior to Starbucks, Mr. Acoca was employed by YUM! Brands, Inc., where he held various marketing positions of increasing responsibility from 2002 to 2010. Mr. Acoca currently serves on the board of El Pollo Loco. He graduated from Emory University with a Bachelor of Arts in History and International Studies.

Mr. Tanco has served as the Executive Vice President and Chief Operating Officer for 7‑Eleven, Inc. since December 2015. As COO, he leads Franchise and Corporate Operations for 15,000 stores, the company’s Digital initiatives, Restaurant Expansion, Operations Support, Field Merchandising and Sales, Store of the Future, Fuels and the Canada Business Unit. Mr. Tanco first joined 7-Eleven in November 2009 and served as an Executive Vice President and led 7‑Eleven’s international business across 18 countries from March 2012 until November 2015. Before joining 7‑Eleven, he was the Chief Franchise Officer for Pizza Hut. With nearly 20 years of experience, he served in various operations, international, general management, and franchise leadership roles with Yum! Brands. Mr. Tanco serves on the boards of 7‑Eleven, Inc. and Urban Air Adventure Parks. He received his Bachelor of Arts in Interdisciplinary Studies from the Ateneo de Manila University, Manila, Philippines, and earned his M.B.A. from Darden Graduate School of Business Administration at the University of Virginia.

Mr. Acoca will serve as a Class III director, which class will stand for re-election at the Company's 2021 annual meeting of stockholders. He has not been appointed to any of the Board's committees at this time. Mr. Tanco will serve as a Class I director, which class will stand for re-election at the Company's 2022 annual meeting of stockholders. He has not been appointed to any of the Board's committees at this time.

Messrs. Acoca and Tanco will participate in the Company’s standard non-employee director compensation program as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 20, 2020. In conjunction with their appointments to the Board, Messrs. Acoca and Tanco each received an equity award of 1,004 restricted stock units with a grant date value of $80,000.

There are no arrangements or understandings between either Mr. Acoca or Mr. Tanco and any other person pursuant to which either was appointed director of the Company. There are no transactions involving either Mr. Acoca or Mr. Tanco requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Thomas Fitzgerald
Name: Title:	Thomas Fitzgerald Chief Financial Officer
Dated: January 20, 2021